Exhibit 23

[Letterhead of BDO Seidman, LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITC^DeltaCom, Inc.

Huntsville, Ala.

We hereby consent to the incorporation by reference in the Registration Statements on Form
S-8 (No. 333-101007 and 333-111329 and 333-139202) of ITC^DeltaCom, Inc. of our report dated March 22, 2007, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia
March 28, 2007